Exhibit 99.1

FOR IMMEDIATE RELEASE

Company Contact:
Dr. Edward H. Bersoff
Chairman, President and Chief Executive Officer
ATS Corporation
(703) 288-1949

Investor Relations Contact:
Laura Kowalcyk
Investor Relations
CJP Communications for ATS Corporation
(212) 279-3115 ext. 209
laura@cjpcom.com

ATS Corporation Provides Update Related To Hawaiian Operations

MCLEAN, VIRGINIA, March 27, 2007 — ATS Corporation (“ATSC”) (OTCBB: ATCT) today announced that the Company was notified after the close of market on March 26, 2007 that its bid for the Engineering and Technical Services for the Pacific Air Force contract was awarded to another bidder, whose first-year price was substantially below the ATSC bid.

“Thus far in 2007 we have continued the repositioning of the company for sustained long-term growth,” said Edward H. Bersoff, Chairman and Chief Executive Officer of ATS Corporation. “Our growth orientation is clearly illustrated by our recent acquisition of Reliable Integration Services, Inc. and our active participation in the bidding process for several other lucrative contracts. The Pacific Air Force contract represented only one opportunity in our robust pipeline and we remain confident about our ability to meet both near-term and long-term growth projections, both organically and through acquisitions.”

ATSC is taking immediate steps to close its operations in Hawaii.  Under its agreement with the sellers from whom Advanced Technology Systems, Inc. was acquired, ATSC is no longer liable for the “Conditional Earn Out” of up to $24 million related to what ATSC has referred to as the “USAF ETS Contract.”

About ATS Corporation and Advanced Technology Systems, Inc.

ATS Corporation (formerly named Federal Services Acquisition Corporation) operates through its subsidiaries, Advanced Technology Systems, Inc., Reliable Integration Services, and Appix, Inc.

Advanced Technology Systems, Inc. (“ATS”) is a leading provider of systems integration and application development, IT infrastructure management and strategic IT consulting services to U.S. federal government agencies. Since its founding in 1978, ATS has been recognized for its custom software development and software integration capabilities and its deep domain expertise in federal government financial, human resource and data management systems. ATS has built and implemented over 100 mission-critical systems for clients.

ATS’ financial management software expertise assists clients preparing for the government’s increased financial accountability standards. ATS’ data management systems expertise allows clients to increase efficiency with better human resource and case management tracking capabilities, while also allowing them to organize and track information easily. Additionally, ATS’ IT outsourcing capabilities provide ATS with an opportunity to develop long-term value added partnerships with clients that allow end-users and government agencies to focus on core mission priorities, while reducing expenditures on systems management.

In addition, ATSC leverages its IT services, management consulting, and software and systems development solutions expertise into financial institutions, insurance companies and government sponsored enterprises through a wholly owned subsidiary, Appix, Inc. (“Appix”). Appix is one of the largest providers of outsourced professional services at Fannie Mae and currently serves many Fortune 500 financial services and insurance companies. Additional information about Appix may be found at www.appix.com.

Additional information about ATSC and ATS may be found at www.atsva.com.

This document may contain “forward-looking statements” — that is, statements related to future, not past — events, plans, and prospects. In this context, forward-looking statements may address matters such as our expected future business and financial performance, and often contain words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “should” or “will.” Forward-looking statements by their nature address matters that are, to different degrees, uncertain. For ATSC, particular uncertainties that could adversely or positively affect the Company’s future results include: risks related to the government contracting industry, including possible changes in government spending priorities; risks related to the Company’s business, including its dependence on contracts with U.S. Federal Government agencies and departments and continued good relations, and being successful in competitive bidding, with those customers; uncertainties as to whether revenues corresponding to the Company’s contract backlog will actually be received; risks related to implementation of the Company’s strategic plan, including the ability to make acquisitions and the performance and future integration of acquired businesses; and other risks and uncertainties disclosed in the Company’s filings with the Securities and Exchange Commission. These uncertainties may cause ATSC’s actual future results to be materially different than those expressed in the Company’s forward-looking statements. ATSC does not undertake to update its forward-looking statements.